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                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our reports dated April 28, 1998 included in the Dart Group Corporation Form 10-K for the fiscal year ended January 31, 1998.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Washington, D.C.
May 28, 1998